UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 05, 2026

Amtech Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 S. River Drive, Suite 370
Tempe, Arizona		85288
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 967-5146

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2026, the Board of Directors of Amtech Systems, Inc. (the “Company”) approved the appointment of Mr. Guy Shechter as the Company’s President and Chief Operating Officer, effective May 19, 2026, reporting to the Chief Executive Officer of the Company.

Mr. Shechter, age 57, previously held leadership positions at Yield Engineering Systems from 2021 to 2026, most recently serving as Senior Vice President & General Manager. Before that, he held various leadership roles at Veeco Instruments from 2007 to 2020, including Vice President & General Manager, Global Services Solutions. Mr. Shechter received an MBA and a B.S. in Mechanical Engineering from Technion – Israel Institute of Technology.

In connection with Mr. Shechter’s appointment, the Company entered into an offer letter with Mr. Shechter, dated March 9, 2026 (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Shechter will receive an annual base salary of $400,000 and will be eligible to participate in the Company’s annual incentive bonus program with a target bonus of 50% of base salary (60% cash, 40% restricted stock). Mr. Shechter will also receive a grant of 50,000 stock options, subject to Board approval, vesting in three equal annual installments on the one year, two year and three-year anniversary dates of the grant date. Mr. Shechter will receive a monthly payment of $10,000 during the first six months of employment and relocation support of up to $25,000. In the event of a Change in Control (as defined in the Offer Letter) in which his responsibilities become materially diminished, Mr. Shechter is entitled to cash severance equal to twelve months of base salary, continued bonus eligibility, and 100% acceleration of unvested equity awards. Upon termination without Cause (as defined in the Offer Letter), Mr. Shechter will be entitled to six months of base salary and six months of COBRA coverage. Mr. Schechter's Offer Letter is an at-will arrangement. The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

There are no arrangements or understandings between Mr. Shechter and any other person pursuant to which Mr. Shechter was appointed President and Chief Operating Officer. Mr. Shechter has no family relationship with any director or other executive officer of the Company, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer Letter between the Company and Guy Shechter, dated March 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	May 7, 2026	By:	/s/ Robert C. Daigle
Name: Robert C. Daigle Title: Chief Executive Officer